                 NEWS RELEASE

Allegheny Technologies Incorporated	Investor Contact:	Media Contact:
Corporate Headquarters	Scott A. Minder	Natalie Gillespie
1000 Six PPG Place	412-395-2720	412-394-2850
Pittsburgh, PA 15222-5479 U.S.A.	scott.minder@atimetals.com	natalie.gillespie@atimetals.com
www.ATImetals.com

ATI Announces Fourth Quarter 2020 Results
Exceeds expectations through strong cost control; Signs of commercial aero stabilization
Actions to exit standard stainless sheet products and enhance high-return capabilities on-track

•Sales of $658 million up 10% over Q3 2020
•Net loss attributable to ATI of $1,121.0 million, or $(8.85) per share; adjusted net loss of $41.9 million, or $(0.33) per share
◦Restructuring and other charges, including previously announced non-cash asset impairments and related tax impacts, of $1,079.1 million, or $(8.52) per share
◦Adjusted EBITDA of $23.0 million, up 39% over Q3 2020
•$646 million of cash at December 31, more than $950 million of total liquidity

PITTSBURGH, PA--(PR Newswire)--January 28, 2021--Allegheny Technologies Incorporated (NYSE: ATI) reported fourth quarter 2020 results, with sales of $658 million and a net loss attributable to ATI of $1,121.0 million, or $(8.85) per share. As previously announced, the Company is exiting low-margin standard stainless sheet products, upgrading its capabilities and transforming its Specialty Rolled Products business unit. Fourth quarter 2020 results include $1,079.1 million of restructuring and other charges, net of related tax impacts, predominantly for long-lived non-cash asset impairment charges associated with these operations. On an adjusted basis, the fourth quarter 2020 net loss attributable to ATI was $41.9 million, or ($0.33) per share. Adjusted EBITDA was $23.0 million, or 3.5% of sales for the fourth quarter 2020.
“Our team continued to focus on execution in the fourth quarter, tightly managing costs and improving cash generation, while producing at increasing rates for our customers," said Robert S. Wetherbee, President and CEO. "As a result, we exceeded our financial expectations for the quarter despite ongoing challenging market conditions.”
“In the fourth quarter, we took decisive action to accelerate our future by exiting the low-margin standard stainless sheet product line and redeploying capital to high-return opportunities. We’ve already made significant progress on achieving that goal. The transformation represents a major step forward to making ATI a more sustainably profitable aerospace and defense-focused company.”
For the fourth quarter 2019, sales were $1,018.6 million and net income attributable to ATI was $56.5 million, or $0.41 per share. Results in 2019 included $37.5 million of pre-tax special charges related to debt extinguishment, an impairment charge related to the A&T Stainless joint venture, and salaried workforce severance actions. Fourth quarter 2019 results also included a $41.9 million tax benefit related to the release of income tax valuation allowances. On an adjusted basis, fourth quarter 2019 net income attributable to ATI was $50.2 million, or $0.36 per share. Adjusted EBITDA for the prior year quarter was $119.3 million, or 11.7% of sales.

Operating Results by Segment
In the fourth quarter 2020, ATI changed its segment performance measure from Segment Operating Profit to Segment EBITDA, based on internal reporting changes. Prior period results are presented using the new performance measure. The financial schedule of Sales and EBITDA by Business Segment contains further information on depreciation and amortization by business segment.

	Three months ended
High Performance Materials & Components (HPMC)	December 31	September 30	December 31
($ millions)	2020	2020	2019
Sales	$222.3	$221.3	$497.0

Segment EBITDA	$7.5	$16.8	$92.9
% of Sales	3.4%	7.6%	18.7%
•HPMC sales in the fourth quarter 2020 were flat versus the third quarter 2020 as demand from the commercial aerospace market stabilized. Sales decreased 55% year-over-year due to challenging end market conditions in commercial aerospace largely brought on by the global Covid-19 pandemic. Sales to the aerospace and defense markets in Q4 2020 represented 74% of total segment sales, with sales to the commercial aerospace market down 68%, while sales to the defense markets were 26% higher, compared to the prior year period.
•HPMC segment EBITDA was $7.5 million, or 3.4% of sales. Compared to the third quarter 2020, results reflect a weaker overall product mix, particularly in mill products for jet engine applications, and increased costs related to slow-moving inventory. Cost cutting measures continued to help offset these negative impacts. Versus the prior year, lower overall demand, including profitable next generation jet engine products, and reduced asset utilization rates negatively impacted operating margins.

	Three months ended
Advanced Alloys & Solutions (AA&S)	December 31	September 30	December 31
($ millions)	2020	2020	2019
Sales	$436.0	$376.7	$521.6

Segment EBITDA	$29.5	$11.0	$48.0
% of Sales	6.8%	2.9%	9.2%
•AA&S fourth quarter 2020 sales improved 16% compared to the third quarter 2020, but were 16% lower compared to the prior year's quarter. Sales to the aerospace and defense markets were up 24% sequentially, led by a 62% increase in defense market sales. Compared to the prior year period, aerospace & defense markets sales decreased 28%. Sales to specialty energy markets were 37% higher compared to the prior year period, while total sales to all energy markets, which include oil & gas, hydrocarbon and chemical processing were 18% lower.
•AA&S segment EBITDA was $29.5 million, or 6.8% of sales. Segment EBITDA improved significantly from Q3 2020 due to cost cutting measures, stronger sales of high-value products at our Specialty Alloys & Components business, as well as at our STAL joint venture.

Restructuring and Other Charges
•Fourth quarter 2020 pre-tax restructuring and other charges of $1,105.1 million predominantly relate to the previously-announced decision to cease production of standard stainless sheet products.
◦Restructuring charges were $1,080.5 million, including $1,041.5 of long-lived asset non-cash impairment charges primarily related to the AA&S Segment's Brackenridge, PA operations. These operations include the Hot-Rolling and Processing Facility (HRPF), as well as stainless melting and finishing operations. Restructuring charges also include $33.5 million of severance-related costs for hourly and salary employees, and $5.5 million of other costs related to facility idlings primarily for asset retirement and environmental obligations.
◦Other fourth quarter 2020 special charges include $17.4 million of termination benefits for pension and postretirement medical obligations related to facility closures. These costs are classified within nonoperating retirement benefit expense in the consolidated statements of operations. Other charges also include $7.2 million of inventory valuation reserves, classified in cost of sales on the consolidated statement of operations, related to idled facilities.

Corporate Items and Cash
•Corporate expenses in the fourth quarter 2020 were $11.2 million, or $4.5 million lower than the prior year period, primarily due to lower incentive compensation expense based on performance versus targeted metrics, and lower expenses resulting from cost reduction actions.
•Closed operations and other expenses in the fourth quarter 2020 were $2.8 million, reflecting lower legal and retirement benefit costs of closed operations.
•Fourth quarter 2020 results include a $26.0 million tax benefit associated with the fourth quarter tax impacts of the long-lived asset impairments and other restructuring charges. ATI maintains a valuation allowance on its U.S. deferred tax assets due to being in a cumulative loss position. ATI does not expect to pay any significant U.S. federal or state income taxes for the next several years due to net operating loss carryforwards.
•Cash on hand at December 31, 2020 was $645.9 million, and available additional liquidity under the asset based lending credit facility was approximately $310 million. For the fourth quarter of 2020, cash provided by operating activities was $121.9 million, including $148.5 million from reductions in managed working capital. U.S. pension plan contributions in the quarter were $35.4 million. Cash used in investing activities was $39.5 million, primarily related to capital expenditures.

Full Year 2020 Results
For the full year 2020, sales were $2.98 billion and net loss attributable to ATI was $1,572.6 million, or $(12.43) per share. Restructuring and other charges, net of associated tax impacts, were $1,507.2 million, or $(11.91) per share. Pre-tax special items for the full year 2020 included $287.0 million for goodwill impairment, $27.0 million of severance charges, and $21.5 million of debt extinguishment charges in addition to the fourth quarter 2020 restructuring and other charges mentioned above. Full year 2020 results also include charges for a valuation allowance on U.S. federal and state net deferred tax assets. Adjusted EBITDA for fiscal year 2020 was $196.3 million, or 6.6% of sales.
Sales for the full year 2019 were $4.12 billion and net income attributable to ATI was $257.6 million, or $1.85 per share. In addition to the fourth quarter 2019 special items mentioned above, full year 2019 results included $89.8 million in pretax gains on sales of non-core assets. Excluding these items, adjusted net income attributable to ATI was $165.1 million, or $1.21 per share. Adjusted EBITDA for 2019 was $439.4 million, or 10.7% of sales.

Outlook
“Looking ahead to the first quarter, we expect a continued difficult market environment driven by the Covid-19 resurgence and the relatively low rates of global air passenger travel,” said Wetherbee. “Our first quarter 2021 compares to a robust pre-pandemic quarter for ATI that included a surge in wide-body jet engine product sales.”

“For the full year 2021, we are optimistic that the worst is behind us and demand will begin to rebound as Covid-19 vaccines are increasingly approved and administered around the world. We expect our demand to improve in the second half of the year, led by increasing narrow-body engine production volumes enhanced by ATI’s jet engine-related share gains and new business in airframes. In 2021, we are focused on delivering operational excellence for our customers, transforming our specialty rolled business, and maintaining the strength of our balance sheet and cash generation efforts,” concluded Wetherbee.
***********
Allegheny Technologies will conduct a conference call with investors and analysts on Thursday, January 28, 2021, at 8:30 a.m. ET to discuss the financial results. The conference call will be broadcast, and accompanying presentation slides will be available, at ATImetals.com. To access the broadcast, click on “Conference Call”. Replay of the conference call will be available on the Allegheny Technologies website.
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this news release relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements, which may contain such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions, are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control. Our performance or achievements may differ materially from those expressed or implied in any forward-looking statements due to the following factors, among others: (a) material adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for our specialty metals; (b) material adverse changes in the markets we serve; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated by management from strategic investments and the integration of acquired businesses; (d) volatility in the price and availability of the raw materials that are critical to the manufacture of our products; (e) declines in the value of our defined benefit pension plan assets or unfavorable changes in laws or regulations that govern pension plan funding; (f) labor disputes or work stoppages; (g) equipment outages and (h) business and economic disruptions associated with the currently ongoing COVID-19 pandemic or other similar widespread public health crises that may arise in the future and (i) other risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2019, and in other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Solving the World’s Challenges through Materials Science
ATI (NYSE: ATI) is a $3 billion global manufacturer solving the world’s most difficult challenges through materials science; advanced, integrated process technologies; and relentlessly innovative people. We serve customers whose demanding applications need to fly higher, dig deeper, stand stronger, and last longer— anywhere on, above, or below the earth. We partner to create new specialty materials in forms that deliver ultimate performance and long-term value in applications like jet engine forgings and 3D-printed aerospace components. We produce powders for forging and additive manufacturing; rolled materials, and finished components. Our specialty materials withstand extremes of temperature, stress and corrosion to improve and protect human lives every day. Learn more at ATIMetals.com.

Allegheny Technologies Incorporated and Subsidiaries
Consolidated Statements of Operations
(Unaudited, dollars in millions, except per share amounts)

	Three Months Ended			Fiscal Year Ended
	December 31	September 30	December 31	December 31	December 31
	2020	2020	2019	2020	2019

Sales	$658.3	$598.0	$1,018.6	$2,982.1	$4,122.5

Cost of sales	613.1	559.9	849.3	2,689.3	3,484.7
Gross profit	45.2	38.1	169.3	292.8	637.8

Selling and administrative expenses	52.8	45.4	66.3	201.0	267.2
Impairment of goodwill	—	—	—	287.0	—
Restructuring charges	1,080.5	2.3	4.5	1,107.5	4.5
Operating income (loss)	(1,088.1)	(9.6)	98.5	(1,302.7)	366.1
Nonoperating retirement benefit expense	(28.6)	(11.1)	(18.4)	(62.1)	(73.6)
Interest expense, net	(25.7)	(25.1)	(24.1)	(94.4)	(99.0)
Debt extinguishment charge	—	—	(21.6)	(21.5)	(21.6)
Other income (expense), net	(0.4)	(0.4)	(13.2)	(1.2)	69.7
Income (loss) before income taxes	(1,142.8)	(46.2)	21.2	(1,481.9)	241.6
Income tax provision (benefit)	(26.5)	0.8	(38.8)	77.7	(28.5)
Net income (loss)	$(1,116.3)	$(47.0)	$60.0	$(1,559.6)	$270.1
Less: Net income attributable to noncontrolling interests	4.7	3.1	3.5	13.0	12.5
Net income (loss) attributable to ATI	$(1,121.0)	$(50.1)	$56.5	$(1,572.6)	$257.6

Basic net income (loss) attributable to ATI per common share	$(8.85)	$(0.40)	$0.45	$(12.43)	$2.05

Diluted net income (loss) attributable to ATI per common share	$(8.85)	$(0.40)	$0.41	$(12.43)	$1.85

Allegheny Technologies Incorporated and Subsidiaries
Sales and EBITDA by Business Segment
(Unaudited, dollars in millions)

	Three Months Ended			Fiscal Year Ended
	December 31	September 30	December 31	December 31	December 31
	2020	2020	2019	2020	2019
Sales:
High Performance Materials & Components	$222.3	$221.3	$497.0	$1,164.6	$1,978.5
Advanced Alloys & Solutions	436.0	376.7	521.6	1,817.5	2,144.0

Total external sales	$658.3	$598.0	$1,018.6	$2,982.1	$4,122.5

EBITDA:

High Performance Materials & Components	$7.5	$16.8	$92.9	$129.6	$356.2
% of Sales	3.4%	7.6%	18.7%	11.1%	18.0%

Advanced Alloys & Solutions	29.5	11.0	48.0	115.0	172.6
% of Sales	6.8%	2.9%	9.2%	6.3%	8.1%

Total segment EBITDA	37.0	27.8	140.9	244.6	528.8
% of Sales	5.6%	4.6%	13.8%	8.2%	12.8%

LIFO and net realizable value reserves	—	—	—	—	(0.1)
Corporate expenses	(11.2)	(10.2)	(15.7)	(40.9)	(65.3)
Closed operations and other expense	(2.8)	(1.0)	(5.9)	(7.4)	(24.0)

Total ATI Adjusted EBITDA	$23.0	$16.6	$119.3	$196.3	439.4

Depreciation & amortization (a)	(35.0)	(35.4)	(36.5)	(143.3)	(151.1)
Interest expense, net	(25.7)	(25.1)	(24.1)	(94.4)	(99.0)
Restructuring and other charges	(1,105.1)	(2.3)	(4.5)	(1,132.1)	(4.5)
Impairment of goodwill	—	—	—	(287.0)	—
Joint venture restructuring and impairment charge	—	—	(11.4)	(2.4)	(11.4)
Debt extinguishment charge	—	—	(21.6)	(21.5)	(21.6)
Gains on asset sales, net	—	—	—	2.5	89.8

Income (loss) before income taxes	$(1,142.8)	$(46.2)	$21.2	$(1,481.9)	$241.6

(a) The following is depreciation & amortization by each business segment:
	Three Months Ended			Fiscal Year Ended
	December 31	September 30	December 31	December 31	December 31
	2020	2020	2019	2020	2019
High Performance Materials & Components	$19.6	$19.5	$19.8	$78.1	$84.6
Advanced Alloys & Solutions	14.7	15.1	15.7	62.1	63.5
Other	0.7	0.8	1.0	3.1	3.0
	$35.0	$35.4	$36.5	$143.3	$151.1

Allegheny Technologies Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets
(Current period unaudited, dollars in millions)

	December 31	December 31
	2020	2019
ASSETS

Current Assets:
Cash and cash equivalents	$645.9	$490.8
Accounts receivable, net of allowances for doubtful accounts	345.8	554.1
Short-term contract assets	38.9	38.5
Inventories, net	997.1	1,155.3
Prepaid expenses and other current assets	38.3	64.3
Total Current Assets	2,066.0	2,303.0

Property, plant and equipment, net	1,469.2	2,450.1
Goodwill	240.7	525.8
Other assets	259.0	355.7

Total Assets	$4,034.9	$5,634.6

LIABILITIES AND EQUITY

Current Liabilities:
Accounts payable	$290.6	$521.2
Short-term contract liabilities	111.8	78.7
Short-term debt and current portion of long-term debt	17.8	11.5
Other current liabilities	233.1	237.8
Total Current Liabilities	653.3	849.2

Long-term debt	1,550.0	1,387.4
Accrued postretirement benefits	326.7	312.5
Pension liabilities	673.6	731.5
Other long-term liabilities	189.9	160.8
Total Liabilities	3,393.5	3,441.4

Total ATI stockholders' equity	521.1	2,090.1
Noncontrolling interests	120.3	103.1
Total Equity	641.4	2,193.2

Total Liabilities and Equity	$4,034.9	$5,634.6

Allegheny Technologies Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, dollars in millions)

	Fiscal Year Ended
	December 31	December 31
	2020	2019

Operating Activities:
Net income (loss)	$(1,559.6)	$270.1

Depreciation and amortization	143.3	151.1
Deferred taxes	69.9	(40.9)
Impairment of goodwill	287.0	—
Debt extinguishment charge	21.5	21.6
Net gain from disposal of property, plant and equipment	(2.9)	(90.6)
Net loss from sale of businesses	—	1.8
Non-cash restructuring charges	1,041.5	—
Non-cash joint venture impairment charge	—	11.4
Change in managed working capital	156.6	88.4
Change in retirement benefits	(91.9)	(103.3)
Accrued liabilities and other	101.5	(79.5)
Cash provided by operating activities	166.9	230.1
Investing Activities:
Purchases of property, plant and equipment	(136.5)	(168.2)
Proceeds from sale of businesses, net of transaction costs	—	158.1
Proceeds from disposal of property, plant and equipment	5.9	92.0
Other	1.9	(0.2)
Cash provided by (used in) investing activities	(128.7)	81.7
Financing Activities:
Borrowings on long-term debt	391.4	350.0
Payments on long-term debt and finance leases	(212.1)	(507.6)
Net borrowings under credit facilities	0.2	4.9
Purchase of convertible note capped call	(19.4)	—
Debt issuance costs	(9.1)	(5.5)
Debt extinguishment charge	(19.1)	(20.9)
Dividends paid to noncontrolling interests	(7.2)	(14.0)
Taxes on share-based compensation and other	(7.8)	(9.9)
Cash provided by (used in) financing activities	116.9	(203.0)
Increase in cash and cash equivalents	155.1	108.8
Cash and cash equivalents at beginning of period	490.8	382.0
Cash and cash equivalents at end of period	$645.9	$490.8

Allegheny Technologies Incorporated and Subsidiaries
Revenue by Market
(Unaudited, dollars in millions)

	Three Months Ended				Fiscal Year Ended
	December 31		December 31		December 31		December 31
	2020		2019		2020		2019
Market
Aerospace & Defense:
Jet Engines	$82.4	13%	$295.1	29%	$600.9	20%	$1,186.4	29%
Airframes	78.7	12%	153.1	15%	410.8	14%	639.2	16%
Government Aerospace & Defense	94.7	14%	80.9	8%	348.3	12%	304.8	7%
Total Aerospace & Defense	$255.8	39%	$529.1	52%	$1,360.0	46%	$2,130.4	52%
Energy*	150.4	23%	197.8	19%	618.9	21%	796.9	19%
Automotive	76.5	12%	72.5	7%	263.2	9%	296.6	7%
Electronics/Computers/Communications	59.1	9%	46.5	5%	177.7	6%	163.2	4%
Food Equipment & Appliances	27.8	4%	49.4	5%	159.2	5%	205.8	5%
Construction/Mining	35.3	5%	40.8	4%	142.0	5%	195.0	5%
Medical	23.3	4%	42.9	4%	119.1	4%	172.4	4%
Other	30.1	4%	39.6	4%	142.0	4%	162.2	4%
Total	$658.3	100%	$1,018.6	100%	$2,982.1	100%	$4,122.5	100%

*Includes the oil & gas, hydrocarbon and chemical processing, and specialty energy markets.

Allegheny Technologies Incorporated and Subsidiaries
Selected Financial Data
(Unaudited)

	Three Months Ended			Fiscal Year Ended
	December 31	September 30	December 31	December 31	December 31
	2020	2020	2019	2020	2019
Percentage of Total ATI Sales
High-Value Products
Nickel-based alloys and specialty alloys	28%	32%	35%	33%	35%
Titanium and titanium-based alloys	17%	17%	19%	17%	18%
Precision rolled strip products	20%	18%	12%	15%	12%
Precision forgings, castings and components	13%	11%	17%	14%	18%
Zirconium and related alloys	11%	10%	6%	9%	6%
Total High-Value Products	89%	88%	89%	88%	89%
Standard Products
Standard stainless products	11%	12%	11%	12%	11%
Grand Total	100%	100%	100%	100%	100%

Note: In conjunction with the announced ongoing exit of standard stainless products, ATI reclassified certain items as High-Value Products. Prior period information reflects these reclassifications. Hot-Rolling and Processing Facility conversion service sales in the AA&S segment are excluded from this presentation.

Allegheny Technologies Incorporated and Subsidiaries
Computation of Basic and Diluted Earnings Per Share Attributable to ATI
(Unaudited, dollars in millions, except per share amounts)

	Three Months Ended			Fiscal Year Ended
	December 31	September 30	December 31	December 31	December 31
	2020	2020	2019	2020	2019
Numerator for Basic net income (loss) per common share -
Net income (loss) attributable to ATI	$(1,121.0)	$(50.1)	$56.5	$(1,572.6)	$257.6
Effect of dilutive securities:
4.75% Convertible Senior Notes due 2022	—	—	3.1	—	12.8
3.5% Convertible Senior Notes due 2025	—	—	—	—	—
Numerator for Diluted net income (loss) per common share -
Net income (loss) attributable to ATI after assumed conversions	$(1,121.0)	$(50.1)	$59.6	$(1,572.6)	$270.4

Denominator for Basic net income (loss) per common share -
Weighted average shares outstanding	126.6	126.6	125.9	126.5	125.8
Effect of dilutive securities:
Share-based compensation	—	—	1.3	—	0.8
4.75% Convertible Senior Notes due 2022	—	—	19.9	—	19.9
3.5% Convertible Senior Notes due 2025	—	—	—	—	—
Denominator for Diluted net income (loss) per common share -
Adjusted weighted average shares assuming conversions	126.6	126.6	147.1	126.5	146.5

Basic net income (loss) attributable to ATI per common share	$(8.85)	$(0.40)	$0.45	$(12.43)	$2.05

Diluted net income (loss) attributable to ATI per common share	$(8.85)	$(0.40)	$0.41	$(12.43)	$1.85

Allegheny Technologies Incorporated and Subsidiaries
Other Financial Information
Managed Working Capital
(Unaudited, dollars in millions)

	December 31	September 30	December 31
	2020	2020	2019

Accounts receivable	$345.8	$388.0	$554.1
Short-term contract assets	38.9	41.7	38.5
Inventory	997.1	1,035.9	1,155.3
Accounts payable	(290.6)	(240.7)	(521.2)
Short-term contract liabilities	(111.8)	(97.8)	(78.7)
Subtotal	979.4	1,127.1	1,148.0

Allowance for doubtful accounts	4.3	4.3	4.6
LIFO reserve	(44.1)	(41.1)	(33.6)
Inventory reserves	126.9	124.7	104.1
Managed working capital	$1,066.5	$1,215.0	$1,223.1

Annualized prior 3 months sales	$2,633.2	$2,392.2	$4,074.4

Managed working capital as a
% of annualized sales	40.5%	50.8%	30.0%

Change in managed working capital:
Year-to-date 2020	$(156.6)
Q4 2020	$(148.5)

As part of managing the liquidity in our business, we focus on controlling managed working capital, which is defined as gross accounts receivable, short-term contract assets and gross inventories, less accounts payable and short-term contract liabilities. In measuring performance in controlling this managed working capital, we exclude the effects of LIFO and other inventory valuation reserves and reserves for uncollectible accounts receivable which, due to their nature, are managed separately.

Allegheny Technologies Incorporated and Subsidiaries
Other Financial Information
Debt to Capital
(Unaudited, dollars in millions)

	December 31	December 31
	2020	2019

Total debt (a)	$1,629.1	$1,411.2
Less: Cash	(645.9)	(490.8)
Net debt	$983.2	$920.4

Net debt	$983.2	$920.4
Total ATI stockholders' equity (b)	471.3	2,090.1
Net ATI capital	$1,454.5	$3,010.5

Net debt to ATI capital	67.6%	30.6%

Total debt (a)	$1,629.1	$1,411.2
Total ATI stockholders' equity (b)	471.3	2,090.1
Total ATI capital	$2,100.4	$3,501.3

Total debt to total ATI capital	77.6%	40.3%

(a) Excludes debt issuance costs for both periods. The December 31, 2020 debt balance presented in the table includes $46.8 million for the unamortized balance of the portion of the 2025 Convertible Notes recorded in stockholders' equity due to the flexible settlement feature of the notes.
(b) The December 31, 2020 balance presented excludes $49.8 million recorded in stockholders' equity for a portion of the 2025 Convertible Notes, net of debt issuance costs.

In managing the overall capital structure of the Company, some of the measures that we focus on are net debt to net capitalization, which is the percentage of debt, net of cash that may be available to reduce borrowings, to the total invested and borrowed capital of ATI (excluding noncontrolling interest), and total debt to total ATI capitalization, which excludes cash balances.

Allegheny Technologies Incorporated and Subsidiaries
Non-GAAP Financial Measures
(Unaudited, dollars in millions, except per share amounts)

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes that certain non-GAAP financial measures, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The following table provides the calculation of the non-GAAP financial measures discussed in the Company's press release dated January 28, 2021:

	Three Months Ended		Fiscal Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Net income (loss) attributable to ATI	$(1,121.0)	$56.5	$(1,572.6)	$257.6
Adjust for special items, net of tax:
Impairment of goodwill (a)	—	—	281.4	—
Restructuring and other charges (b)	1,105.1	4.3	1,129.3	4.3
Debt extinguishment charge (c)	—	20.5	21.1	20.5
Joint venture restructuring and impairment charge (d)	—	10.8	2.4	10.8
Gain on sale of oil & gas rights (e)	—	—	—	(87.8)
Loss on sale of industrial forgings business (f)	—	—	—	7.6
Gain on sale of cast products business (g)	—	—	—	(6.0)
Net change in deferred taxes and valuation allowance (h)	(26.0)	(41.9)	73.0	(41.9)
Net income (loss) attributable to ATI excluding special items	$(41.9)	$50.2	$(65.4)	$165.1

	Per Diluted Share *		Per Diluted Share *

Net income (loss) attributable to ATI	$(8.85)	$0.41	$(12.43)	$1.85
Adjust for special items, net of tax:
Impairment of goodwill (a)	—	—	2.22	—
Restructuring and other charges (b)	8.73	0.03	8.93	0.03
Debt extinguishment charge (c)	—	0.14	0.17	0.14
Joint venture restructuring and impairment charge (d)	—	0.07	0.02	0.07
Gain on sale of oil & gas rights (e)	—	—	—	(0.60)
Loss on sale of industrial forgings business (f)	—	—	—	0.05
Gain on sale of cast products business (g)	—	—	—	(0.04)
Net change in deferred taxes and valuation allowance (h)	(0.21)	(0.29)	0.57	(0.29)
Net income (loss) attributable to ATI excluding special items	$(0.33)	$0.36	$(0.52)	$1.21

Earnings before interest, taxes, depreciation and amortization (EBITDA)
	Three Months Ended		Fiscal Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income (loss)	$(1,116.3)	$60.0	$(1,559.6)	$270.1
(+) Depreciation and Amortization	35.0	36.5	143.3	151.1
(+) Interest Expense	25.7	24.1	94.4	99.0
(+/-) Income Tax Provision (Benefit)	(26.5)	(38.8)	77.7	(28.5)
(+) Debt extinguishment charge (c)	—	21.6	21.5	21.6
(+) Impairment of goodwill (a)	—	—	287.0	—
(+) Restructuring and other charges (b)	1,105.1	4.5	1,132.1	4.5
(+) Joint venture restructuring and impairment charge (d)	$—	$11.4	2.4	11.4
(-) Gain on asset sales, net (e,f,g)	—	—	(2.5)	(89.8)
Total ATI Adjusted EBITDA	$23.0	$119.3	$196.3	$439.4

* Presentation of adjusted results per diluted share includes the effects of convertible debt, if dilutive.

(a) Full year 2020 results include a $287.0 million pre-tax goodwill impairment charge to write-off a portion of the Company's goodwill related to its Forged Products reporting unit.
(b) Q4 2020 results include $1,105.1 million in pre-tax restructuring and other charges, including $1,041.5 of long-lived asset impairment charges primarily related to the AA&S segment's Brackenridge, PA operations, which include the Hot-Rolling and Processing Facility, as well as stainless melting and finishing operations, $33.5 million of severance-related costs for hourly and salary employees, $12.7 million of other costs related to facility idlings including asset retirement obligations and inventory valuation reserves, and $17.4 million in pre-tax charges for termination benefits for pension and postretirement medical obligations related to facility closures. Full year 2020 results include $1,132.1 million in pre-tax restructuring and other charges consisting of the $1,105.1 million of Q4 2020 restructuring charges previously discussed in addition to $27.0 million of severance charges for involuntary reductions and voluntary retirement incentive programs recorded during the first nine months of 2020. Full year and Q4 2019 results include a $4.5 million pre-tax restructuring charge to streamline ATI’s salaried workforce primarily to improve the cost competitiveness of the U.S.-based Flat Rolled Products business.
(c) Full year 2020 results include a $21.5 million pre-tax debt extinguishment charge for the partial redemption of the
$287.5 million, 4.75% Convertible Notes due 2022. Full year and Q4 2019 results include a $21.6 million pre-tax debt extinguishment charge for the full redemption of the $500 million, 5.95% Senior Notes due 2021.
(d) Full year 2020 results include a $2.4 million pre-tax charge for ATI's 50% portion of severance charges recorded by the Allegheny & Tsingshan Stainless joint venture. Full year and Q4 2019 results include an $11.4 million pre-tax joint venture impairment charge for the Allegheny & Tsingshan Stainless joint venture, which included ATI's 50% share of the JV's impairment charge on the carrying value of long-lived assets at the Midland, PA production facility.
(e) Full year 2019 results include a $91.7 million pre-tax gain on the sale of oil & gas rights in New Mexico.
(f) Full year 2019 results include an $8.1 million pre-tax loss on the sale of the industrial forgings business, including $10.4 million of allocated goodwill.
(g) Full year 2019 results include a $6.2 million pre-tax net gain on the sale of the cast products business, which includes a $10.2 million write-down of the carrying value of long-lived assets of the retained Salem operations.
(h) Q4 2020 results include a $26.0 million benefit associated with the fourth quarter tax impacts of the long-lived asset impairments and other restructuring charges. Full year 2020 results include a $73.0 million tax charge resulting from a $99.0 million discrete tax charge recorded in the second quarter 2020 related to deferred tax valuation allowances due to re-entering a three-year cumulative loss condition for U.S. Federal and state jurisdictions, partially offset by the $26.0 million Q4 2020 tax benefit previously discussed. Full year and Q4 2019 results include a $41.9 million discrete tax benefit primarily related to the reversal of a portion of deferred tax valuation allowances due to exiting the three-year cumulative loss condition for U.S. Federal and state jurisdictions at year-end 2019.